Exhibit 10.1

Execution Copy

OMNIBUS TERMINATION AGREEMENT

This OMNIBUS TERMINATION AGREEMENT (this “Agreement”), dated as of October 18, 2018, is entered into by and among InfraREIT, Inc., a Maryland corporation (“HIFR”), InfraREIT Partners, LP, a Delaware limited partnership (the “Partnership”), Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (“SDTS” and, together with HIFR and the Partnership, the “InfraREIT Entities”), Hunt Consolidated, Inc., a Delaware corporation (“HCI”), Hunt Transmission Services, L.L.C., a Delaware limited liability company (“HTS”), Electricity Participant Partnership, L.L.C., a Delaware limited liability company (“EPP”), Hunt Utility Services, LLC, a Delaware limited liability company (“HUS” and together with HCI, HTS and EPP, the “Hunt Entities”), and Sharyland Utilities, L.P., a Texas limited partnership (“Sharyland”). Each of the InfraREIT Entities, the Hunt Entities and Sharyland are sometimes referred to in this Agreement individually as a “Party” or collectively as the “Parties.”

Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, SDTS, Sharyland and Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), are entering into an Agreement and Plan of Merger (the “Asset Exchange Agreement”) pursuant to which, among other things, at the closing of the transactions contemplated thereby (the “Closing”) and upon the terms and subject to the conditions set forth therein, (i) Sharyland’s equity interests in SDTS will be cancelled and (ii) SDTS and Sharyland will exchange certain transmission and distribution assets;

WHEREAS, concurrently with the execution and delivery of this Agreement, HIFR and the Partnership are entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Oncor, 1912 Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Oncor (“Merger Sub”), and Oncor T&D Partners, LP, a Delaware limited partnership and an indirect wholly-owned subsidiary of Oncor (“Merger Partnership”), pursuant to which, among other things, at the closing of the transactions contemplated thereby and upon the terms and subject to the conditions set forth therein, (i) HIFR will be merged with and into Merger Sub and (ii) Merger Partnership will be merged with and into the Partnership, with the result that both Merger Sub and the Partnership will survive as indirect, wholly-owned subsidiaries of Oncor;

WHEREAS, the Asset Exchange Agreement and the Merger Agreement contemplate the execution of this Agreement and the transactions and arrangements contemplated hereby, including the termination of each of the agreements listed on Exhibit A hereto (the “Subject Agreements”) and each of the leases listed on Exhibit B hereto (the “SU/SDTS Leases”), as well as the termination of any rights or obligations that survived the expiration or termination of any other lease between SDTS and Sharyland that had expired or was terminated in accordance with its terms prior to the date hereof (together with the SU/SDTS Leases, the “Subject Leases”);

WHEREAS, the Management Agreement, dated as of January 29, 2015 (as amended, the “Management Agreement”), among HUS, the Partnership and HIFR, provides that (i) HIFR may elect not to renew the Management Agreement by delivering a notice of such election within certain time periods and (ii) in the event of such election, the Partnership will be obligated to pay to HUS a termination fee in the amount specified therein (the “Termination Fee”); and

WHEREAS, in connection with the non-renewal and termination of the Management Agreement, the InfraREIT Entities are willing to make a payment of $40,536,000 (the “Termination Amount”) to HUS at the Closing, which amount (i) represents the amount of the Termination Fee payable pursuant to the terms and conditions of the Management Agreement in respect of an election not to renew the Management Agreement and (ii) except as otherwise provided in Section 1.2(b) hereof, will be deemed to satisfy in full any obligations of the InfraREIT Entities arising under the Management Agreement or any other Subject Agreement or Subject Lease.

NOW, THEREFORE, in consideration of the premises and the mutual agreement and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE I

TERMINATION

Section 1.1    Payment of Termination Amount. By executing this Agreement (i) HIFR notifies HUS of its election not to renew the Management Agreement and (ii) HUS accepts such notification. HIFR, the Partnership and HUS agree that, in light of the execution and delivery of the Asset Exchange Agreement and the Merger Agreement, the end of the term of the Management Agreement shall be the date of the Closing (the “Closing Date”) as evidenced by the termination of the Management Agreement provided for in Section 1.2. At the Closing, the Partnership shall pay, or cause to be paid, to HUS the Termination Amount, by wire transfer of immediately available funds to such account as HUS shall have specified to HIFR at least three (3) Business Days prior to the Closing Date.

Section 1.2     Termination of Subject Agreements and Subject Leases.

(a)    Effective immediately upon the Closing, without further action required by any Party (other than the payment of the Termination Amount pursuant to Section 1.1 hereof and subject to Section 1.2(b) hereof) and notwithstanding anything to the contrary contained in any Subject Agreement or any Subject Lease, including any terms thereof that provide for the survival of all or any portion of such Subject Agreement or any Subject Lease following a termination thereof:

(i)    each of the Subject Agreements and each of the Subject Leases shall automatically be irrevocably terminated and cancelled in its entirety and shall be deemed null and void and of no further force or effect;

(ii)    no Party that is party to any such Subject Agreement or Subject Lease shall thereafter have any rights, remedies or benefits thereunder or any duties, responsibilities, obligations or liabilities thereunder, including, without limitation, any obligation to transfer or right to receive projects, properties or other assets pursuant to any of the Subject Agreements or any of the Subject Leases (except as provided in the Asset Exchange Agreement); and

(iii)    all amounts owed by any Party pursuant to any of the Subject Agreements or any of the Subject Leases shall be deemed paid and satisfied in full.

(b)    Sharyland and SDTS acknowledge and agree that the calculation of the final amounts owed under the SU/SDTS Leases will be included as part of the calculation of the STX Working Capital Package and the NTX Working Capital Package (each, as defined in the Asset Exchange Agreement) in accordance with Section 1.08 and Section 1.09 of the Asset Exchange Agreement. For the avoidance of doubt, Sharyland and SDTS hereby agree that (i) any Base Rent (as defined in the applicable SU/SDTS Lease) owed under the applicable SU/SDTS Lease for the calendar month in which the Closing occurs will be pro rated based on the number of days in the calendar month up to and including the Closing Date and (ii) any Percentage Rent (as defined in the applicable SU/SDTS Lease) owed under the applicable SU/SDTS Lease for the Lease Year (as defined in the applicable SU/SDTS Lease) in which the Closing occurs will be calculated by using a pro rated Annual Percentage Rent Breakpoint (as defined in the applicable SU/SDTS Lease) equal to the product of (A) a fraction (x) the numerator of which is the number of days in the Lease Year up to and including the Closing Date and (y) the denominator of which is 365, multiplied by (B) the Annual Percentage Rent Breakpoint for such Lease Year as set forth in the then-current Rent Supplement (as defined in the applicable SU/SDTS Lease).

Section 1.3    Releases.

(a)    Effective immediately upon the Closing, each of the InfraREIT Entities, on behalf of itself and its Affiliates and their respective Representatives and equityholders and their respective successors and assigns (collectively, the “InfraREIT Releasors”), hereby irrevocably and unconditionally waives, relinquishes, releases and forever discharges each of the Hunt Entities and Sharyland and each of their respective past, present or future Affiliates and their respective Representatives, equityholders, successors and assigns (collectively, the “Hunt Releasees”) from and against any and all causes of actions, suits, claims, demands, proceedings, damages, debts, accounts, covenants, contracts, judgments and liabilities of any kind and nature whatsoever, known or unknown, currently existing or arising in the future, at law or in equity, whether foreseen or unforeseen, suspected or unsuspected, existing or inchoate, contingent or accrued, asserted or unasserted (collectively, “Claims”), that such InfraREIT Releasors ever had, now have or may have against any Hunt Releasee, in each case, by reason of any matter, cause or thing whatsoever arising under, relating to or in connection with the Third Amended and Restated Company Agreement of SDTS, dated as of January 29, 2015, between SU and Transmission and Distribution Company, L.L.C. (the “SDTS LLCA”), the Subject Agreements and/or the Subject Leases or the transactions and arrangements carried out thereunder or contemplated thereby. Each InfraREIT Entity covenants and agrees not to, and shall cause each of the other InfraREIT Releasors not to, assert any such Claim against any of the Hunt Releasees. Notwithstanding the foregoing provisions of this Section 1.3(a), such waiver, relinquishment, release and discharge shall not apply to any Claims arising (i) under the express terms of this Agreement, the Asset Exchange Agreement, the Merger Agreement or any Ancillary Agreement (as defined in the Asset Exchange Agreement), as applicable, or (ii) as a result of fraud.

(b)    Effective immediately upon the Closing, each of the Hunt Entities and Sharyland, on behalf of itself and its Affiliates and their respective Representatives and equityholders and their respective successors and assigns (collectively, the “Hunt Releasors” and, collectively with the InfraREIT Releasors, the “Releasing Parties”), hereby irrevocably and unconditionally waives, relinquishes, releases and forever discharges each of the InfraREIT Entities and each of their respective past, present or future Affiliates and their respective Representatives, equityholders, successors and assigns (collectively, the “InfraREIT Releasees”) from and against any and all Claims that such Hunt Releasors ever had, now have or may have against any InfraREIT Releasee, in each case, by reason of any matter, cause or thing whatsoever arising under, relating to or in connection with the SDTS LLCA, the Subject Agreements and/or the Subject Leases or the transactions and arrangements carried out thereunder or contemplated thereby. Each Hunt Entity covenants and agrees not to, and shall cause each of the other Hunt Releasors not to, assert any such Claim against any of the InfraREIT Releasees. Notwithstanding the foregoing provisions of this Section 1.3(b), such waiver, relinquishment, release and discharge shall not apply to any Claims arising (i) under the express terms of this Agreement, the Asset Exchange Agreement, the Merger Agreement or any Ancillary Agreement, as applicable, or (ii) as a result of fraud.

(c)    EACH OF THE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF EACH RELEASING PARTY, EXPRESSLY AND IRREVOCABLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE OR COMMON LAW PRINCIPLES, WHICH LIMIT THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. EACH OF THE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF EACH RELEASING PARTY, ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF ANY STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. EACH OF THE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF EACH RELEASING PARTY, ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THE ASSET EXCHANGE AGREEMENT AND THE MERGER AGREEMENT.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby severally represents and warrants (as to itself and not any other Party) to the other Parties that as of the date hereof and as of the Closing:

Section 2.1    Organization; Good Standing. Such Party is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization.

Section 2.2    Authorization. Such Party has all requisite corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement by such Party and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action on the part of such Party. This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by each of the other Parties hereto, constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof, subject to the Bankruptcy Exceptions.

Section 2.3    No Conflicts. The execution, delivery and performance by such Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or violate any Law applicable to such Party, (ii) conflict with or violate the organizational documents of such Party or (iii) conflict with, result in a breach of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default or require any consent (other than any consent which will be obtained prior to the Closing) under, any material Contract to which such Party is a party or by which it or its properties are bound.

Section 2.4    No Assignment of Claims. Such Party has not assigned or otherwise transferred or subrogated, or purported to assign, transfer or subrogate, to any Person any Claim or portion thereof or interest therein that such Party is releasing or purporting to release pursuant to Section 1.3.

ARTICLE III

ADDITIONAL COVENANTS

Section 3.1    Mutual Cooperation. On and after the date hereof, each of the Parties agrees to use its commercially reasonable efforts to take, or cause its Affiliates to take, all action to do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions and arrangements contemplated by this Agreement, including, without limitation, (a) obtaining all necessary waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Entity and (b) obtaining all necessary consents, approvals or waivers from third parties. Nothing in this Section 3.1 shall require any Party to take any action that it would not otherwise be required to take pursuant to Section 5.7 of the Merger Agreement or Section 5.05 of the Asset Exchange Agreement.

Section 3.2    Further Assurances. From time to time after the date hereof, as and when requested by any Party hereto, each of the other Parties shall, at the expense of the requesting Party, execute and deliver, or cause to be executed and delivered, all such documents and instruments and take, or cause to be taken, all such further actions as such requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions and arrangements contemplated by this Agreement, including but not limited to, the termination of the Subject Agreements or the Subject Leases provided for in Section 1.2 and the releases granted pursuant to Section 1.3.

ARTICLE IV

MISCELLANEOUS

Section 4.1    Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate and be null and void and without effect without any further action required by any Party, if the Asset Exchange Agreement is validly terminated pursuant to Section 7.01 or 7.02 thereof, without the transactions contemplated thereby having been consummated. Upon the termination of this Agreement, the provisions of this Agreement, including, without limitation, the notice of non-renewal contemplated by Section 1.1 hereof, termination of the Subject Agreements and Subject Leases provided for in Section 1.2, and the releases provided for in Section 1.3, shall cease to be of any further force or effect and each of the Parties shall have all rights, remedies, benefits, duties, responsibilities, obligations and liabilities under the Subject Agreements and the Subject Leases that it would have had if this Agreement had never been entered into by the Parties.

Section 4.2    Entire Agreement. This Agreement (including the Exhibits hereto), together with the Asset Exchange Agreement and the Merger Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to such subject matter.

Section 4.3    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 4.4    Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any Party or its Affiliates against any other Party or its Affiliates shall be brought and determined in any federal or state court located in Dallas County in the State of Texas. Each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Texas as described herein. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Texas as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.5    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 4.5.

Section 4.6    Amendments; Waivers. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment. The rights of any Party under this Agreement may not be waived except by a written instrument executed by such Party.

Section 4.7    No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and assigns and the other Persons identified as Hunt Releasees or InfraREIT Releasees in Section 1.3, and nothing herein expressed or implied shall give or be construed to give to any other Person any third-party beneficiary rights, obligations or benefits hereunder.

Section 4.8    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 4.9    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction.

Section 4.10    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

InfraREIT, Inc.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief Financial Officer

InfraREIT Partners, LP By: InfraREIT, Inc., its general partner

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief Financial Officer

Sharyland Distribution & Transmission Services, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Omnibus Termination Agreement]

Hunt Consolidated, Inc.

By:	/s/ David C. Hernandez
Name:	David C. Hernandez
Title:	Executive Vice President

Hunt Transmission Services, L.L.C.

By:	/s/ David C. Hernandez
Name:	David C. Hernandez
Title:	Executive Vice President

Electricity Participant Partnership, L.L.C.

By:	/s/ David C. Hernandez
Name:	David C. Hernandez
Title:	Executive Vice President

Hunt Utility Services, LLC

By:	/s/ Michael Carter
Name:	Michael Carter
Title:	Vice President

[Singature Page to Omnibus Termination Agreement]

Sharyland Utilities, L.P.

By: Shary Holdings, L.L.C., its general partner

By:	/s/ Hunter L. Hunt
Name:	Hunter L. Hunt
Title:	Chairman

[Signature Page to Omnibus Termination Agreement]

Exhibit A

Subject Agreements

1.	Confidentiality Agreement, dated as of April 7, 2017, among HIFR, HCI and Sharyland.

2.	Delegation Agreement, dated as of January 29, 2015, between HIFR and Sharyland.

3.	Development Agreement, dated as of January 29, 2015, as amended, among HIFR, the Partnership, HTS and Sharyland.

4.	Letter Agreement, dated as of July 21, 2017, between SDTS and Sharyland.

5.	License Agreement, dated as of November 23, 2010, among the Partnership, HIFR and HUS.

6.	Lock-Up Agreement, dated as of January 29, 2015, among HIFR, the Partnership, HTS, EPP and HCI.

7.	Management Agreement, dated as of January 29, 2015, among HIFR, the Partnership and HUS, as amended.

Exhibit B

SU/SDTS Leases

1.	Third Amended and Restated Master System Lease Agreement (McAllen System), dated December 1, 2014, as amended, between SDTS and Sharyland, as it may be supplemented from time to time.

2.

Third Amended and Restated Lease Agreement (Stanton Transmission Loop Assets), dated December 1, 2014, as amended, between SDTS FERC, L.L.C. (predecessor in interest to SDTS) and SU FERC, L.L.C. (predecessor in interest to Sharyland), as it may be supplemented from time to time.

3.	Lease Agreement (ERCOT Transmission Assets), dated December 1, 2014, as amended, between SDTS and Sharyland, as it may be supplemented from time to time.

4.	Fourth Amended and Restated CREZ Lease Agreement, dated November 9, 2017, between SDTS and Sharyland, as it may be supplemented from time to time.

5.	Permian Lease Agreement, dated December 31, 2017, between SDTS and Sharyland, as it may be supplemented from time to time.